Exhibit 10.46
SETTLEMENT STIPULATION AND RELEASE
     This Settlement Stipulation and Release (“Stipulation”) is made and entered into as of June 28, 2007 (the “Settlement Date”), by and among FOUNDATION INSURANCE COMPANY (“Foundation”), STEVE M. MARIANO (“Mariano”), NEW PACIFIC INTERNATIONAL, INC. (“New Pacific”), (collectively, “First Party”) and PETERSON, GOLDMAN & VILLANI, INC., (“Second Party”) (First Party and Second Party each being a “Party” to this Stipulation), with reference to the following facts:
(Wherever used herein the terms “Party” or “Parties” shall include singular and plural, their representatives, legal representatives, assigns, transferees, successors, heirs, partners, affiliates, parents, subsidiaries, venturers, principals, attorneys, agents, officers, directors, shareholders, former and present employees, and predecessors wherever the context so admits or requires.)
     WHEREAS, on or around January 28, 2003, Wachovia Bank, National Association obtained a Default Judgment against Foundation and Mariano in the State of North Carolina, County of Mecklenburg, In the General Court of Justice, Superior Court Division, Case No. 2002-CVS-13779 (the “Wachovia Judgment”);
     WHEREAS, on or around September 20, 2006, Second Party recorded the Wachovia Judgment in the public records of Broward County, Florida OR Book 24939, Page 2001;
     WHEREAS, on or around September 20, 2006, Second Party commenced an action to domesticate the Wachovia Judgment in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida, Case No. 06-19064 CA 05 (the “Domestication Action”);
     WHEREAS, Second Party owns and holds the Wachovia Judgment;
     WHEREAS, although First Party disputes that any obligation is owed to Second Party under the Wachovia Judgment, First Party and Second Party wish to completely, finally, and amicably resolve all claims asserted or that could have been asserted against each other in the

Domestication Action and/or in connection with the Wachovia Judgment and to thereby avoid the burden and expense of same; and
     WHEREAS, neither First Party nor Second Party, by entering into this Stipulation, make any admissions of any unlawful conduct whatsoever as against the other.
     NOW, THEREFORE, in consideration of the promises, covenants, warranties, and representations set forth herein, First Party and Second Party agree as follows:
          1. Recitals. All of the foregoing Recitals are true and correct.
          2. Payment By First Party. On or before July 12, 2007, First Party shall pay to Second Party $75,000. Thereafter, on or before July 27, 2007, First Party shall pay to Second Party an additional payment of $75,000. Additionally, beginning on July 12, 2007 and thereafter on the first day of each successive month, First Party shall also pay to Second Party twenty nine (29) equal monthly payments in the amount of $l5,000 per month. Accordingly, the total amount due under this Paragraph 2 shall be $585,000. Each of the foregoing payments shall be made either by cashier’s check or by wire transfer. If First Party breaches its obligation to timely make any of the foregoing payments under this Paragraph, then Second Party shall provide written notice of any such breach to First Party and ten business days to cure the first such breach, and Second Party shall provide to First Party written notice and five business days to cure any subsequent breaches. If First Party has failed to cure any such breach within the applicable cure period, then the full balance owed under the Wachovia Judgment shall be due and owing to Second Party, less any payments made to Second Party under this Stipulation, and Second Party shall have whatever rights and remedies which may be available to it under that Wachovia Judgment.

          3. Satisfaction of Judgments. In consideration for making the foregoing disputed payments with respect to the Wachovia Judgment, immediately upon receipt of payment in full under Paragraph 2 above ($585,000), Second Party shall: (a) record satisfactions of judgments for the Wachovia Judgment in each and every county in which the Wachovia Judgment has been recorded to the knowledge of Second Party, and in any other county as may be directed by First Party: and also (b) record satisfactions of judgments for each of the following judgments owned and held by Second Party in each and every county in which either of those judgments has been recorded to the knowledge of Second Party, and in any other county as may be directed by First Party: (i) a Default Judgment against Mariano obtained on January 28, 2003, by Wachovia Bank, National Association in the State of North Carolina, County of Mecklenburg, In the General Court of Justice, Superior Court Division, Case No. 02-CVS-13780, and (ii) a Default Judgment obtained by Wachovia Bank on or about October 14, 2002 against New Pacific and Mariano, in the State of North Carolina, County of Mecklenburg, In the General Court of Justice, Superior Court Division, Case No. 01-CVS-588 (collectively, the “Undomesticated Judgments”).
          4. Removal of Negative Credit History. Immediately upon receipt of payment in full under Paragraph 2 above, Second Party shall use its best efforts to attempt to remove from First Party’s credit history as reported on all major credit reporting agencies all negative information attributable to the Wachovia Judgment, the Undomesticated Judgments and/or the Domestication Action. Additionally, Second Party shall fully cooperate with First Party to cause all major credit reporting agencies to remove any such negative credit histories or information. Any correspondence to a credit reporting agency that may be necessary to satisfy the obligations of this paragraph shall be approved in form by counsel for both First Party and

Second Party, which approval shall not be unreasonably withheld. Upon request, Second Party shall provide to First Party copies of any and all correspondence, e-mail, and any other documentation which Second Party believes reflects its compliance with its “best efforts” and “full cooperation” obligations under this Paragraph.
          5. Dismissal of Domestication Action. Immediately upon receipt of payment in full under Paragraph 2 above, Second Party shall dismiss with prejudice the Domestication Action.
          6. Withdrawal of Garnishments. Immediately upon receipt in full of the two $75,000 payments (totaling $150,000) by July 27, 2007, in cleared funds as provided in Paragraph 2 above, Second Party shall withdraw the Garnishments served in the Domestication Action and shall immediately release all garnishees from any such garnishments. So long as First Party has not failed to cure any breach of the payment obligations in Paragraph 2, above, within the applicable cure period, Second Party will not cause any further garnishment to be issued or served in connection with the Domestication Action.
          7. Mutual Release of Claims and Covenant Not to Sue. Upon receipt of payment in full under Paragraph 2 above, each Party absolutely and forever releases, acquits and discharges the other Party from any and all potential or actual claims, rights, demands, covenants, agreements, contracts, duties, obligations, responsibilities, representations, warranties, promises, liens, mechanic’s liens, accounts, debts, liabilities, damages, expenses, attorneys’ fees, costs and causes of action, known or unknown, of whatever kind and howsoever arising, past or present, which either Party now has, ever has had, or may have had from the beginning of the world to the day of these presents against the other Party, whether at law or in equity, in connection with or arising out of any and all claims asserted or which could have been asserted by either Party against the other Party in the Domestication Action and/or in connection with or arising out of the Wachovia Judgment or any of the Undomesticated Judgments, except that this Release shall not release or limit any of the obligations, duties, liabilities, ability or right to enforce, or rights under this Stipulation or any obligations relating to this Stipulation (the “Released Claims”). Each Party additionally covenants not to sue the other Party or to file any complaint of any kind whatsoever arising out of or in any way relating to any of the Released Claims.
          8. Statute of Limitations. If First Party breaches its payment obligations under Paragraph 2, above, and fails to cure that breach after having received written notice from Second Party within the time period provided in Paragraph 2, then (but only then) First Party waives any statute of limitations defense First Party may have with respect to any action filed by Second Party seeking to domesticate in Florida the Undomesticated Judgments.
          9. Attorneys’ Fees. Each Party shall bear its own attorneys’ fees and costs, except that, in any legal action or other proceeding arising oat of or relating to this Stipulation the prevailing Party shall be entitled to recover their reasonable attorneys’ fees and court costs from the non-prevailing Party including reasonable attorneys’ fees incurred in connection with such dispute (including costs and fees incurred prior to the filing of any lawsuit, and also those costs including fees incurred at the trial court and appellate court levels, and fees incurred litigating entitlement to, or the amount of, any fees awarded under this provision), in addition to any other relief to which such Party or Parties may be entitled.
          10. Choice of Law. The laws of the State of Florida shall govern the construction, enforcement and interpretation of this Stipulation, regardless of and without reference to whether any applicable conflicts of laws principles may point to the application of the laws of another jurisdiction.
          11. Venue and Jurisdiction. The Parties hereby agree that the exclusive venue and jurisdiction for all suits or proceedings arising out of or relating to this Stipulation shall be in Circuit Court for the Seventeenth Judicial Circuit in and for Broward County, Florida.
          12. Entire Agreement. This Stipulation embodies the entire Stipulation and understanding between First Party and Second Party, and supersedes any and all prior or concurrent Stipulations, understandings, statements, assurances, assumptions, premises, promises, agreements, discussions or representations, oral or written, relating to the subject matter of this Stipulation, including oral stipulations or representations, if any. Neither First Party nor Second Party has made any representations upon which either Party has relied that are not contained in this Stipulation. Neither First Party nor Second Party is relying on an unstated assumption, premise or condition not contained in this Stipulation.
          13. Construction. It is understood that this Stipulation was negotiated and prepared by First Party and Second Party through their respective counsel as a combined effort designed to meet their desires and needs. This Stipulation shall be interpreted without regard to any presumption or rule requiring interpretation against the drafter or the Party causing this Stipulation to be prepared.
          14. No Modification or Waiver. No modification or waiver of any of the terms of this Stipulation shall be valid unless in writing and executed by First Party and Second Party with the same formality as this Stipulation. No waiver of any breach hereof or default hereunder shall be deemed a waiver of any subsequent breach or default of the same or similar or dissimilar nature. No course of dealing or course of conduct shall be effective to amend, modify or change any provision of this Stipulation. Notwithstanding any applicable law, the terms of this Paragraph may not be waived by any course of dealing or course of conduct.
          15. Counterparts/Copies. First Party and Second Party agree that this Stipulation may be executed in counterparts and will become effective immediately upon execution by First Party and Second Party, subject to exchange of signature pages and subject to the stipulations set forth above, with a copy being deemed equivalent to an original.
          16. Notice. Any and all notices, demands or communications required or permitted to be given hereunder shall be in writing and sent by facsimile (if provided below) or overnight mail to

First Party at:	Kenneth A. Horky, Esq. and
Avi Benayoun, Esq.
401 East Las Olas Boulevard, Suite 2000
Fort Lauderdale, FL 33301

Copy to:	Theodore G. Bryant, Esq.
401 East Las Olas Boulevard, Suite 1540
Fort Lauderdale, FL 33301

Second Party at:	Richard Storfer.Esq,
401 East Las Olas Boulevard, Suite 1650
Fort Lauderdale, FL 33301
Or to such other addresses as either First Party or Second Party may hereafter provide to the other in writing as a notice of change of address. Each, such notice, demand or other communication shall be effective upon receipt
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For First Party

Witness	STEVE M. MARIANO

Witness

STATE OF Florida	)
)ss
COUNTY OF BROWARD	)
     The foregoing instrument was acknowledged before me this 12th day of July  , 2007, by STEVE M. MARIANO. He is presently known to me or produced as identification.

[NOTARY SEAL]	Notary: Print Name: Cynthia L. Campbell Notary Public, State of Florida My commission expires: June 4, 2009

For First Party

(Corporate Seal)	FOUNDATION INSURANCE COMPANY

Attest:
Secretary	By:

- or -	Name: Theodore G. Bryant *
Title:
Witness
Witness

*	Foundation Insurance Company’s corporate existence was dissolved in March 2006 by operation of Court Order issued by the South Carolina Court. The Company had been under the control of the South Carolina Department of Insurance since May 2004.

STATE OF FLORIDA	)
) ss
COUNTY OF	)
     The foregoing instrument was acknowledged before me this 12th day of July, 2007, by                                                             of FOUNDATION INSURANCE COMPANY, on behalf of the corporation. He/She is presently known to me or has produced                                                              as identification.

[NOTARY SEAL]	Signature- Notary Public Printed Name of Notary : Cynthia L. Campbell Notary Public, State of: Florida My commission expires: June 4, 2009

For First Party

(Corporate Seal)	NEW PACIFIC INTERNATIONAL, INC.

Attest:
Secretary	By:

- or -	Name: Steven M. Mariano
Title: President
Witness
Witness

STATE OF FLORIDA	)
) ss
COUNTY OF BROWARD	)
     The foregoing instrument was acknowledged before me this 12th day of July 2007, by Steven M. Mariano of NEW PACIFIC INTERNATIONAL, INC. on behalf of the corporation. He/She is presently known to me or has produced                     as identification.

[NOTARY SEAL]	Signature- Notary Public Printed Name of Notary: Cynthia L. Campbell Notary Public, State of: Florida My commission expires: June 4, 2009

For Second Party

(Corporate Seal)	PETERSON, GOLDMAN & VILLANI, INC.

Attest:
Secretary	By:

- or -	Name: J. C. CARPENTER
Title: SUP
Witness
Witness

STATE OF FLORIDA	)
) ss
COUNTY OF DALLAS	)
     The foregoing instrument was acknowledged before me this 11TH day of JULY 2007, by J. CARPENTER of PETERSON, GOLDMAN & VILLANI, INC. on behalf of the corporation. He/She is presently known to me or has produced TX DRIVER LICENSE as identification.

[NOTARY SEAL]
Signature- Notary Public Printed Name of Notary : DEBBIE PIATZ Notary Public, State of TEXAS My commission expires: 02.25.2010